UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2023

Cutera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices) (Zip Code)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2023, Cutera, Inc. (the “Company”) announced entry into (i) a cooperation agreement (the “Pura Vida Cooperation Agreement”) with Pura Vida Investments, LLC, a Delaware limited liability company (together with the funds it advises, “Pura Vida”) and (ii) a cooperation agreement (the “RTW Cooperation Agreement” and together with the Pura Vida Cooperation Agreement, the “Cooperation Agreements” and each a “Cooperation Agreement”) with RTW Investments, LP, a Delaware limited partnership (together with its affiliates and associates, “RTW” and together with Pura Vida, the “Investors,” and each an “Investor”).

Pursuant to the terms of the Cooperation Agreements, the Board will, following the Special Meeting of Stockholders currently scheduled for June 9, 2023 (the “Special Meeting”), but in no case later than five (5) business days following the Special Meeting, appoint to the Board Taylor Harris, Kevin Cameron, Nicholas Lewin and Keith Sullivan (the “New Independent Directors”). The Board of Directors of the Company (the “Board”) will, as promptly as practicable following the Special Meeting, increase the size of the Board to the extent necessary to create vacant director seats to enable the appointment of the New Independent Directors.

Furthermore, the Board will, with respect to the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”): (i) nominate the New Independent Directors and Janet D. Widmann, Sheila A. Hopkins, and Juliane T. Park (the “Continuing Directors” and, collectively, with the New Independent Directors, the “Board Slate”) for election to the Board; (ii) recommend to the stockholders of the Company the election of the Board Slate to the Board; (iii) solicit proxies in favor of the election of the Board Slate to the Board; and (iv) use its reasonable best efforts to cause the election of the New Independent Directors at the 2023 Annual Meeting and otherwise support the New Independent Directors for election in a manner no less rigorous or favorable than the manner in which the Board supports any other nominees.

Following the 2023 Annual Meeting, the size of the Board will be fixed at seven (7) directors until the appointment of a new permanent Chief Executive Officer (the “Permanent CEO”), at which time the size of the Board will be increased accordingly, and the Permanent CEO will be appointed to the Board. If the appointment of the Permanent CEO occurs before the 2023 Annual Meeting, then the Permanent CEO will be included in the Board Slate and the size of the Board will be increased accordingly as of the 2023 Annual Meeting. Notwithstanding the foregoing, following the 2023 Annual Meeting, the Board will be permitted to increase the size of the Board if 66.6% of the directors so consent. The determination of the Permanent CEO will require consent of a majority of the directors of the Board.

The Cooperation Agreements further provide, among other things, that:

•

As long as Pura Vida and its affiliates’ Net Long Position (as defined in the Cooperation Agreements) exceeds four percent (4%) or more of the Company’s common stock (the “Ownership Minimum”), if Mr. Harris ceases to serve as a director of the Company for any reason whatsoever, Pura Vida will be entitled to propose another individual to replace Mr. Harris (a “Pura Vida Replacement Director”).

•

As long as RTW and its affiliates’ Net Long Position (as defined in the Cooperation Agreements) exceeds the Ownership Minimum, if Mr. Lewin ceases to serve as a director of the Company for any reason whatsoever, RTW will be entitled to propose another individual to replace Mr. Lewin (an “RTW Replacement Director,” and with the Pura Vida Replacement Director, a “Replacement Director”).

•

The Board will have the right to approve any such Replacement Director, such approval not to be unreasonably withheld; provided that the Board’s disapproval of such Replacement Director will be reasonable if the Board determines that any such Replacement Director would not be independent, would not comply with the Company’s Corporate Governance Guidelines or would be an affiliate or associate of J. Daniel Plants, David H. Mowry, Voce Capital Management LLC, Pura Vida or RTW. The Board will express its approval or disapproval of such Replacement Director no later than fifteen (15) business days following such proposal.

•	The Company has agreed to use its reasonable best efforts to enter into a consulting agreement on customary terms with Taylor Harris.

•

The Company has also agreed to use its reasonable best efforts to appoint Dr. Ashish Bhatia and Dr. Emmy Graber as senior medical advisors to the Board to serve in such advisory roles on customary terms.

•

Until the termination date, each Investor will vote its respective shares of Common Stock beneficially owned by it and over which it has voting power (i) in favor of each director nominated and recommended by the Board for election, (ii) against any nominations for directors that are not approved and recommended by the Board for election and (iii) against any proposals or resolutions to remove any member of the Board or otherwise similar proposals. For the avoidance of doubt, (i) at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), each Investor will vote for any nominee to the Board who is a member of the Board Slate and withhold or not vote for any other nominee to the Board and (ii) each Investor will vote against the removal of the Continuing Directors, Gregory A. Barrett, and Timothy J. O’Shea and against all other proposals at the Special Meeting.

•

Each Investor respectively will be subject to customary standstill restrictions, including, among others, with respect to nominating persons for election to the Board, submitting any proposal for consideration at any stockholder meeting and soliciting any proxy, consent or other authority to vote from stockholders or conducting any other referendum (including any “withhold,” “vote no” or similar campaign), and acquiring beneficial ownership of, or economic exposure to, more than 10% of the Company’s common stock in the aggregate, proxy solicitation and related matters, extraordinary transactions and other changes, each of the foregoing subject to certain exceptions.

•	The Company and the Investors will not make any public disparaging statements about the counterparty, subject to certain exceptions.

•

The Cooperation Agreements will terminate on the date that is forty-five (45) days prior to the nomination deadline under the bylaws of the Company in effect as of the date of each Cooperation Agreement for the nomination of director candidates for election to the Board at the Company’s 2024 Annual Meeting of Stockholders.

The foregoing descriptions of the Cooperation Agreements are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 9, 2023, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1. This information in Item 7.01 of this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to General Instruction B.2 of Form 8-K, will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated as of May 9, 2023, between Cutera, Inc. and Pura Vida Investments, LLC.

10.2	Cooperation Agreement, dated as of May 9, 2023, between Cutera, Inc. and RTW Investments, LP.

99.1	Press Release dated May 9, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.
Date: May 10, 2023

By:	/s/ Vikram Varma
Vikram Varma Senior Vice President, General Counsel and Compliance Officer